Exhibit 99.1

LYNN STOCKWELL ENTERS INTO A RESTRUCTURING SECURITY AGREEMENT (“RSA”) WITH BRIGHT GREEN CORPORATION AND ASSUMES THE ROLE OF EXECUTIVE CHAIR AND CEO.

GRANTS, NEW MEXICO, Dec. 27, 2024 (GLOBE NEWSWIRE) — Bright Green Corporation (OTC: BGXX) (“Bright Green” or the “Company”) announced today that Lynn Stockwell has agreed to terms for a restructuring security agreement (“RSA”) with Bright Green that is expected to be executed soon. Lynn Stockwell, the founder of Bright Green Corporation, Drugs Made in America Acquisition Corp I, and Drugs Made in America Acquisition Corp II seeks to align her vision to on-shore the end-to-end active pharmaceutical ingredient (“API”) manufacturing back to the United States. The plan realigns the Company with her plan to scale and position the Company as the facilitator and supplier of plant-based controlled substances authorized to manufacture in the United States. The restructuring and new direction will include the cancellations of all the company’s existing contracts expressed or implied, land purchase options, employment agreements, board member agreements, financing agreements, and warrants.

Ms. Stockwell says that the restructured company will have the opportunity to play a vital role in supplying plant based controlled substances to established U.S. based drug manufacturers that require domestic production to stay competitive in the new politically driven manufacturing landscape.

As part of the RSA, the CEO, CFO and Board of Directors have resigned to allow Ms.Stockwell to administratively lead the restructuring. Lynn Stockwell’s RSA with the company lays out her capital plans for the restructuring. Although creditors are impaired, the plan will provide that all creditors or contractors be paid in full via a combination of cash and stock.

Post Restructuring

Subsequent to the restructuring, the Company plans to complete the shareholder approved reverse split and seek re-listing on a major exchange. Lynn Stockwell will continue to be the majority shareholder and a significant part of the new management team and board. Bright Green Corporation plans to offer supply agreements and production contracts to produce plant-based substances for the manufacturing of controlled substances contracted under the company’s direction, utilizing the Bright Green existing registrations, licenses, and diversion control expertise for production and manufacturing.

Bright Green will seek to derive revenue from Production and Supply Contracts and maintain the EB-5 investor program.

Bright Green will seek to partner with Health and Human Services and designate scientific support for research at the existing facility in Grants New Mexico on a contract, cost-plus basis.

Bright Green is exploring a franchise-based business model to build agriculture facilities in phases across West Texas, East Arizona, and Central New Mexico. Each facility will include 15-acre specialty greenhouses, constructed annually until market demand is met. These facilities will benefit from high elevations, abundant resources, prearranged permits, and streamlined processes under the U.S. administration’s new policies promoting billion-dollar domestic investments.

The initiative integrates the USCIS EB-5 program, allowing qualifying franchisees/owners/operators to earn U.S. Green Cards through investments that create direct and indirect jobs, meeting the program’s requirements. Bright Green will manage facility development, including loan guarantees, engineering, water management, and supply contracts for agricultural production and pharmaceutical-grade controlled substances. The facilities will operate under strict legal guidelines, marking the first U.S.-based production of such substances.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management as of such date. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. Such forward looking statements include, but are not limited to, the ability of the Company to raise funds under the Company’s EB-5 program, the impact that new officers, directors and employees may have on the Company and the Company’s business and results of operations, and the impact of the New Mexico Board of Pharmacy and DEA approvals. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as amended and supplemented, as well as other documents that may be filed by the Company from time to time with the SEC. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release. Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC’s website at www.sec.gov.

Media Inquiries & Investor Relations Contact

ir@brightgreen.us

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Source: Bright Green Corporation

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